Exhibit 99.1

Contact:	Financial:	Thomas Johnson
(334) 702-2400
	Media:	Andrew Siegel
(212) 895-8627

MOVIE GALLERY ANNOUNCES EXPIRATION
OF HART-SCOTT-RODINO WAITING PERIOD

Planned Acquisition of Hollywood Entertainment Cleared by Federal Regulators

Dothan, AL (February 14, 2005) – Movie Gallery, Inc. (NASDAQ: MOVI) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) has expired, indicating regulatory clearance of Movie Gallery’s planned acquisition of Hollywood Entertainment Corporation (NASDAQ: HLYW) effective February 11, 2005.

“We are pleased with this important development and we believe that the Movie Gallery merger is the best option for Hollywood’s shareholders, employees and customers,” said Page Todd, Executive Vice President and General Counsel of Movie Gallery.  “Clearing the pre-merger review process confirms what we have said all along — Movie Gallery stores do not have any substantial overlap with Hollywood’s stores and therefore pose no risk to competition.  In contrast, we believe that Blockbuster’s proposal poses significant regulatory risk, as more than 80 percent of Hollywood’s stores are in the same local market as a Blockbuster store.”

“We are confident that our all-cash acquisition of Hollywood provides greater closing certainty and will deliver concrete value to Hollywood shareholders sooner than Blockbuster’s highly conditional proposal,” Todd concluded.

The company noted that Blockbuster’s proposed exchange offer for Hollywood is still under investigation by the Federal Trade Commission (FTC).  Unlike Movie Gallery, Blockbuster received a Request for Additional Information from the FTC in connection with its proposed acquisition of Hollywood.

Since Blockbuster’s proposal includes consideration in the form of Blockbuster shares, under the HSR Act, it must wait an additional thirty days after it has substantially complied with the FTC’s Request for Additional Information before it can move forward with its proposed offer unless either the FTC terminates the waiting period or a court refuses to grant a permanent injunction.

As previously announced on January 10, 2005, Movie Gallery has entered into a definitive merger agreement to acquire Hollywood for $13.25 per share in cash.  The closing of the transaction remains subject to other customary conditions, including the approval of Hollywood’s shareholders.

About Movie Gallery

Movie Gallery, Inc. is the third-largest company in the specialty video retail industry based on revenues and the second-largest in the industry based on stores.  As of December 31, 2004, Movie Gallery owned and operated 2,482 stores located primarily in the rural and secondary markets throughout North America.  Since the company’s initial public offering in August 1994, Movie Gallery has grown from 97 stores to its present size through acquisitions and new store openings.

Forward-Looking Statements

This news release contains forward-looking statements relating to Movie Gallery’s intent to acquire Hollywood Entertainment.  Specific forward-looking statements relate to Movie Gallery’s expectations regarding the potential benefits of such transaction, including the anticipated benefits to Hollywood’s shareholders, employees and customers.  These forward-looking statements are based on Movie Gallery’s current intent, expectations, estimates and projections and are not guarantees of future performance.  These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.  In addition, some factors are beyond Movie Gallery’s control.  Certain statements made in this release are contingent upon completion of the proposed transaction.  Other factors that could cause actual results to differ materially from the statements made in this release include, among others: (i) matters related to closing conditions contained in the merger agreement between Movie Gallery and Hollywood, including approval of the Hollywood shareholders and conditions to the consummation of the financing contemplated by the merger agreement; and (ii) other factors as described in Movie Gallery’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Cautionary Statements” in Movie Gallery’s annual report on Form 10-K for the fiscal year ended January 4, 2004.

HOLLYWOOD STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain a free copy of the definitive proxy statement, as well as other filings containing information about the parties, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov ).  Copies of the definitive proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement will also be available, without charge, by directing a request to Hollywood Entertainment Corp., 9275 S.W. Peyton Lane, Wilsonville, Oregon 97070, Attn: Investor Relations.

The directors and executive officers of Hollywood and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction.  Information regarding Hollywood’s directors and executive officers will be available in the definitive proxy statement.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

###